                                                                     Ex. 10.45.1

                     Amended and Restated Option Agreement


          This Option Agreement is made as of the 16th day of June, 1994 among ACFH Inc., a Delaware corporation ("ACFH"), CHEMICAL BANK, a New York banking corporation ("Chemical"), and DONALD J. TRUMP (the "Buyer").

          ACFH, Chemical and the Buyer have previously entered into an Option Agreement dated as of December 17, 1993 (the "Original Option Agreement").
These parties now desire to amend and restate the Original Option Agreement in its entirety, and agree that the Original Option Agreement shall be deemed to be replaced by, and fully amended and restated to, the following:

                             Preliminary Statement
                             ---------------------

          A. ACFH is the owner of certain property located in Atlantic City, New Jersey which is described in the Agreement of Purchase and Sale attached as Exhibit A to this Agreement (the "Purchase Agreement"), and which includes the property known as the Trump Regency Hotel.

          B. Chemical, as successor by merger to Manufacturers Hanover Trust Company ("MHT"), is the holder of the following promissory notes:

            (i) Revolving Credit Note dated as of July 20, 1987 made by the Buyer to the order of MHT, as amended by First Allonge to Note dated January 30, 1989, and as further amended by Second Allonge to Note dated as of August 8, 1990 (as amended, the "NYP Note");

            (ii) Interest Equalization Note dated as of August 8, 1990 made by the Buyer to the order of MHT (the "Interest Equalization Note");

            (iii) Term Note dated as of August 8, 1990 made by the Buyer to the order of MHT (the "Term Note");

            (iv) Note dated as of July 20, 1987, in the original principal amount of $80,000,000, made by the Buyer to the order of MHT, as amended by First Allonge to Note dated as of November 16, 1988 and as further amended by Second Allonge to Note dated as of August 8, 1990 (as amended, the "Hyatt Note").

            (v) Mortgage Note dated as of January 31, 1973, made by LBREC Realty Inc. to Morris Green, as trustee under the will of Dora Green, deceased and Joyce Cheney, as such note was assigned to MHT by that certain Assignment dated April 13, 1983, made by Morris Green, as trustee under the will of Dora Green, deceased, Joyce Cheney, as trustee under the will of Dora Green, deceased, and Joyce Cheney to MHT which Assignment was recorded in the Office of the City Register, New York County (the "City Register's Office") on April 27, 1983 in Reel 682, Page 585, as such note was amended by that certain Agreement dated April 22, 1983 recorded on April 27, 1983 in the City Register's Office in Reel 682, Page 587 between MHT and the Buyer, and as further amended by those certain letter agreements dated May 7, 1986, March 11, 1988 and April 17, 1989 and by Note Modification Agreement dated as of August 8, 1990 each between MHT and the Buyer (as amended, the "CPS Note").

          The NYP Note, the Interest Equalization Note, the Term Note, and the CPS Note are collectively referred to in this Agreement as the "Property Notes". The Property Notes are intended to include the debt owing by the Buyer and any entity owned by the Buyer to Chemical relating to the Premises referred to in the Settlement Agreement (as defined below). The Property Notes and the Hyatt Note are collectively referred to in this Agreement as the "Notes".

          C. The Notes are secured by the mortgages, pledge and security agreements and other collateral documents described on Exhibit B to this Agreement (collectively, the "Collateral Documents").

          D. ACFH is willing to grant to the Buyer an option to purchase the Property (as defined in the Purchase Agreement), and Chemical is willing to grant to the Buyer options to purchase the Notes, all in accordance with the terms of this Agreement and the Purchase Agreement.

          E. The Buyer acknowledges that he is the maker of the Notes, that he or his wholly owned affiliates own the collateral which is encumbered by the Collateral Documents, and that his wholly owned affiliate previously owned the Property, and that therefore the Buyer is completely familiar with all matters concerning the Notes, the Collateral Documents and, up to the date of transfer to ACFH, the Property. ACFH and Chemical are unwilling to make any representations regarding the Notes, the Collateral Documents and the Property except for the limited representations contained in this Agreement and the Purchase Agreement, and the Buyer is willing to enter into this Agreement based on such limited representations.

          F. The Buyer and Chemical desire to settle all outstanding matters relating to the Notes and the Collateral Documents, and in furtherance of such settlement, Chemical and ACFH are granting the options in accordance with the terms of this Agreement, and the Buyer has executed and delivered to Chemical the release by the Buyer and certain of his wholly owned affiliates of any and all claims they may have against Chemical.

                                   Agreement
                                   ---------

          In consideration of the foregoing recitals and other good and valuable consideration, Chemical, ACFH and the Buyer agree as follows:

          1. Grant of Options. (a) ACFH hereby grants to the Buyer an option to purchase the Property, and Chemical hereby grants to the Buyer an option to purchase the Hyatt Note, all strictly in accordance with the terms of this Agreement. The options granted by this paragraph (a) are referred to collectively as the "First Option".

          (b) Chemical hereby grants to the Buyer an option to purchase the Property Notes, strictly in accordance with the terms of this Agreement. The option granted by this paragraph (b) is referred to in this Agreement as the "Second Option". (The "First Option" and the Second Option are referred to collectively as the "Options").

          2.   Term of the Options; Performance Obligations.      (a)  The term
of the First Option shall commence upon the date of this Agreement and continue until 5:00 P.M. on September 30, 1994 (the "First Option Period"). The term of the Second Option (the "Second Option Period") shall commence on the date of this Agreement and continue until September 30, 1994, provided that, if the Buyer has exercised the First Option during the First Option Period in accordance with the terms of this Agreement, and is not in default under the terms of this Agreement or the Purchase Agreement, then the term of the Second Option shall be extended to May 31, 1995.

          (b) Notwithstanding the term of the Options set forth in paragraph (a) above, Chemical and ACFH shall have the right to terminate the Options upon the occurrence of any of the following:

             (i) the Buyer shall fail to obtain, by August 1, 1994 (time being of the essence), all necessary approvals from the Casino Control Commission of the State of New Jersey for the lease of a portion of the East Hall of the Atlantic City Convention Center as contemplated by the letter agreement dated April 18, 1994 between Trump Oceanview, Inc. and the New Jersey Sports and Exposition Authority.

             (ii) the Buyer shall fail to file with the Securities and Exchange Commission on or prior to August 1, 1994 time being of the essence) a registration statement relating to the offering of securities in an aggregate principal amount sufficient to pay the purchase price as provided in Section 6 below and to pay the costs and expenses listed on Exhibit C.

             (iii) the Buyer shall fail to file the notification and report required pursuant to Section 12 of this Agreement on or prior to August 1, 1994 (time being of the essence);

             (iv) the Buyer, Park South Associates, The Trump Corporation, The East 61st. Company, Plaza Consulting Corp. or B. Plaza Realty Corp. shall breach any covenant or other obligation set forth in Sections 5.1, 5.2, 5.3 or 5.4 of the Settlement Agreement dated December 17, 1993, as amended, among the Buyer, the foregoing entities and Chemical (the "Settlement Agreement"), provided that in the case of a breach of the covenant set forth in Section 5.3, such breach must be material; or any representation or warranty made by the Buyer or any of the foregoing entities in the Settlement Agreement or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with the Settlement Agreement shall prove to have been inaccurate in any material respect on or as of the date made and the Buyer or such entity had actual knowledge of such inaccuracy and made such representation notwithstanding such knowledge; or The Trump Corporation, The East 61st. Company or Park South Associates shall fail to deposit the Rents (as defined in the Settlement Agreement) in the accounts designated pursuant to subsection 8.2 of the Settlement Agreement or to apply funds released from such accounts to the payment of Qualified Business Expenses (as defined in the Settlement Agreement), except to the extent that there is a bona fide dispute regarding expenditures made by The Trump Corporation, the East 61st. Company or Park South Associates, as applicable, provided that the Trump Corporation, the East 61st Company or Park South Associates, as applicable, acted in good faith in believing that such disputed expenditure was a Qualified Building Expense; or

             (v) the Buyer shall be in default under the terms of this Agreement or the Purchase Agreement.

The Buyer acknowledges that time shall be of the essence with respect to the Buyer's obligations to obtain the approvals described in clause (i) above and to make the filings referred to in clauses (ii) and (iii) above by the respective dates set forth in each such clause (each such date, a "Performance Date"). If Chemical and ACFH shall elect to terminate the Options pursuant to this paragraph (b), then Chemical and ACFH shall have no further obligations or liability to the Buyer under this Agreement. In the event that the Buyer exercises all of the Options pursuant to Section 3 of this Agreement, the Buyer shall have no further obligation to perform under clauses (i) through (iii) above to the extent that the applicable Performance Date will occur after the date on which the Options are so exercised; provided, however, that upon the
                                            --------  -------
occurrence of an event specified in clause (iv) or (v) above, Chemical and ACFH shall have the right to terminate this Agreement and the Purchase Agreement and upon such termination shall have no further obligations or liabilities to the Buyer under this Agreement or the Purchase Agreement.

          3. Exercise of the Options. The First Option may be exercised by the Buyer only by written notice of such exercise in the form set forth in Exhibit D (the "First Option Notice") given by the Buyer to ACFH and Chemical prior to the termination of the First Option Period in accordance with the provisions of Section 14 below. The Second Option may be exercised by the Buyer only by written notice of such exercise in the form set forth in Exhibit E (the "Second Option Notice") given by the Buyer to Chemical prior to the termination of the Second Option Period in accordance with the provisions of Section 14 below. Time shall be of the essence with respect to the giving of the First Option Notice and the Second Option Notice. The Buyer must exercise the options granted under paragraph (a) of Section 1 above together, and shall not have the right to exercise either of the options granted under such paragraph (a) independently of the other. Any attempt by the Buyer to exercise one of such options without the other shall be void and of no effect. If the Buyer fails to exercise either of the Options during the relevant Option Period as provided above, such Option shall terminate and ACFH and Chemical shall have no further obligations or liability to the Buyer under this Agreement relating to such Option. Notwithstanding any other provision of this Agreement, the Buyer shall not have the right to exercise the Second Option unless the Buyer has previously exercised the First Option or exercises both Options simultaneously.

          4. The Purchase Agreement. Upon the valid exercise of the First Option by the Buyer in accordance with Section 3 above, the Purchase Agreement shall conclusively be deemed to have been executed and delivered by the Buyer and ACFH and to be in full force and effect without the need for any further action by either of such parties.

          5. Option Payment. (a) The total consideration to be paid by the Buyer for the granting of the Options shall be $1,250,000, which has been paid in full.

          (b) The Buyer shall have the right to terminate this Agreement, and if entered into, the Purchase Agreement, and to receive a refund of payments made as consideration for the granting of the Options, only upon the occurrence of either of the following: (i) Chemical and ACFH do not have the requisite power and authority to assign the Notes and convey the Property as contemplated by this Agreement and the Purchase Agreement, or (ii) ACFH shall be unable to convey title to the Property as required by this Agreement and the Purchase Agreement as a result of a breach by ACFH of the covenant set forth in Section 13(b) of this Agreement.

          6. Purchase Price. (a) Upon the exercise of the First Option, the aggregate purchase price to be paid by the Buyer for the Hyatt Note and the Property shall be $60,000,000, to be wired at the First Closing (as defined below) in immediately available funds in accordance with instructions given at such Closing by ACFH and Chemical. The Buyer shall receive a credit against this purchase price of the $1,250,000 paid as consideration for the granting of the Options. Apportionments or adjustments to the purchase price with respect to the Property shall be as provided in Section 8 of the Purchase Agreement. There shall be no apportionments or adjustments to the purchase price with respect to the Hyatt Note.

          (b) Upon exercise of the Second Option, the purchase price for the Property Notes shall be $20,000,000, to be wired at the Second Closing (as defined below) in immediately available funds in accordance with instructions given at such Closing by Chemical. Apportionments or adjustments to the purchase price with respect to the Property Notes shall be as provided in
Section 7(c) below.

          7. Closing. (a)(i) Upon exercise of the First Option, the Hyatt Note and the Property shall be transferred to the Buyer, and the relevant purchase price shall be paid, at a closing (the "First Closing") on a date to be specified by the Buyer in the First Option Notice, which closing date shall be not less than 5 or more than 14 days after the date that the First Option Notice is given. If the First Option Notice given by the Buyer does not specify a closing date as provided in the preceding sentence, it shall be void and of no effect as if such First Option Notice had never been given. Time shall be of the essence with respect to Chemical's and the Buyer's obligations to close on the date specified in the First Option Notice for such Closing, and any failure by the Buyer to comply with such obligations on that date shall, at ACFH's and Chemical's option, result in a termination of the Options, after which the Buyer shall have no further rights under this Agreement or under the Purchase Agreement. The transfer of the Hyatt Note and the transfer of the Property must occur simultaneously and each such closing is conditioned upon the other closing being completed at the same time. The Buyer expressly agrees that he will not have the right to complete the purchase of the Hyatt Note without simultaneously completing the purchase of the Property.

          (ii) Upon the exercise of the Second Option, the Property Notes shall be transferred to the Buyer, and the relevant purchase price paid, at a closing (the "Second Closing") on a date to be specified by the Buyer in the Second Option Notice, which closing date shall be not less than 5 nor more than 14 days after the date that the Second Option Notice is given. If the Second Option Notice given by the Buyer does not specify a closing date as provided in the preceding sentence, it shall be void and of no effect as if such Second Option Notice had never been given. Time shall be of the essence with respect to the Buyer's obligations to close on the date specified in the Second Option Notice for such Closing, and any failure by the Buyer to comply with such obligations on such date shall, at Chemical's option, result in a termination of the Options, after which the Buyer shall have no further rights under this Agreement or the Purchase Agreement. Notwithstanding any other provision of this Agreement, Chemical shall not be obligated to complete the Second Closing and assign the Property Notes unless the First Closing has been, or is simultaneously being, completed.

          (b)(i) At the First Closing, in addition to the delivery of any documents required by the Purchase Agreement: i) Chemical shall deliver to the Buyer (A) a duly executed and acknowledged assignment of all of Chemical's right, title and interest in the Hyatt Note, the Collateral Documents relating to the Hyatt Note (including appropriate UCC assignments), and all claims under the Override Agreement dated as of August 8, 1990 among the Buyer and various other parties, all of the above without recourse, representation, or warranty of any kind except as expressly provided in this Agreement or in such assignment, which assignment shall be in the form set forth in Exhibit F; and ii) each party shall also deliver at the Closing a reaffirmation of its representations and warranties as of such Closing, as provided in Section 8 below. Notwithstanding the forgoing, to the extent the Hyatt Note is secured by a mortgage or any property or other interests relating to 100 Central Park South, New York, New York or the property known as Trump Plaza located at 61st Street and Third Avenue, New York, New York or any other property covered by the Settlement Agreement, such collateral shall not be assigned to Buyer, in connection with the First Option, and the collateral documents shall, prior to assignment, be amended as appropriate to exclude any such collateral.

          (ii) At the Second Closing, (i) Chemical shall deliver to the Buyer a duly executed and acknowledged assignment of all of Chemical's right, title and interest in the Property Notes and the Collateral Documents relating to the Property Notes, all without recourse, representation or warranty of any kind except as expressly provided in this Agreement or in such assignment, which assignment shall be in the form set forth in Exhibit F; and (ii) each party shall also deliver at the Closing a reaffirmation of its representations and warranties as of such Closing, as provided in Section 8 below.

          (c) Pursuant to the Settlement Agreement, all Rents from the properties which are the subject of the Settlement Agreement have been assigned to, and are being deposited into accounts owned by, Chemical and are being disbursed to the extent required to pay Qualified Building Expenses. Chemical is entitled to all Rents in excess of Qualified Building Expenses through the Closing pursuant to the Second Option. Accordingly the following shall be apportioned and adjusted between Chemical and the Buyer as of midnight of the day preceding the Second Closing pursuant to the exercise of the Second Option ("Adjustment Date"):

             (i) rents and additional rents under or in respect of the Leases (as defined in the Settlement Agreement), as, when and to the extent actually collected; the first rents so collected shall be applied to rents up to 60 days delinquent as of such Closing, then to bring rents current, and then to other past due rents (except that Meyer rents collected which are attributable to the period before June 24, 1993 shall belong to Buyer);

             (ii) real estate and other taxes, assessments and charges, and other municipal and state charges, license and permit fees, if any, on the basis of the fiscal period for which assessed or charged, provided,
                                                               --------
     however, that any rebates of taxes, assessments or charges received after
     -------
     the Adjustment Date (i) which are attributable to taxes, assessments or charges incurred or paid prior to the Adjustment Date shall be delivered to Chemical and (ii) which are attributable to taxes, assessments or charges in part incurred or paid prior to the Adjustment Date shall be apportioned between Chemical and the Buyer as of the Adjustment Date.

             (iii) water and sewer rents and charges on the basis of the fiscal period for which assessed or charged;

             (iv) water, electric, gas, steam and other utility charges except that no apportionment shall be made for any of such items as are furnished and charged by the utility company furnishing such service directly to any tenants under the Leases;

             (v) fuel, if any, and all taxes thereon, on the basis of a reading taken as late as possible prior to the Adjustment Date, at the price then charged by the supplier thereof, including any taxes;

             (vi) charges under service contracts on the basis of the annual or monthly charges or fees payable thereunder; and

             (vii) such additional adjustments as are normally made in connection with the sale of residential and commercial property in New York City. Except as otherwise specifically provided, the "Customs in Respect to Title Closing" adopted by the Real Estate Board of New York, Inc. shall apply to the apportionments.

          8. Representations. (a) Chemical represents and warrants to the Buyer that: (i) it has all necessary authority to enter into this Agreement and to complete the transactions contemplated by this Agreement; (ii) neither Chemical nor MHT has at any time assigned, transferred, conveyed, pledged or otherwise encumbered its interest in the Notes or the Collateral Documents. Chemical represents and warrants to the Buyer (but not to any other person or entity) that it is the owner of the Notes. The Buyer specifically acknowledges that Chemical is making no representation or warranty whatsoever regarding the validity or enforceability of the Notes or the Collateral Documents, and all of Buyer's obligations under this Agreement and the Purchase Agreement shall remain in full force and effect regardless of the validity or enforceability (or lack thereof) of the Notes or the Collateral Documents.

          (b) ACFH represents and warrants to the Buyer that it is a corporation which is duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in, and in good standing under, the laws of the State of New Jersey, that it has all necessary power and authority to enter into this Agreement and to complete the transactions contemplated by this Agreement, and, to the best of its knowledge, it has not received written notice of any pending condemnation of the Property.

          (c) Except as specifically provided in this Agreement or in the Purchase Agreement, neither ACFH nor Chemical is making, or shall be deemed to have made, any covenant, representation or warranty of any nature whatsoever, express or implied, regarding the Notes, the Collateral Documents, the Property, or any other matter relating in any way to this Agreement or any of the obligations of ACFH or Chemical under this Agreement, including, without limitation, the condition or status of the Property. The Buyer agrees that he is entering into this Agreement, and, if he should exercise either of the Options, will be exercising those Options with the express and specific understanding that no such covenants, representations or warranties are being made by ACFH or Chemical.

          (d) The Buyer represents and warrants that the Notes are valid and binding obligations of the makers thereof and are in full force and effect, that he has all the necessary power and authority to enter into this Agreement and to complete all of the transactions contemplated by this Agreement, and that the execution and delivery of this Agreement, and the purchase of the Notes and the Property as contemplated by this Agreement, will not require the consent or approval of any governmental authority or other party, and will not result in a default under or otherwise violate, any contract or agreement to which the Buyer, or any entity in which the Buyer has any direct or indirect interest, is a party or any order, law or regulation to which the Buyer or any such affiliate may be subject except in each case such approvals and consents as shall be obtained by Buyer before the relevant Closing.

          (e) All of the representations and warranties of ACFH, Chemical and the Buyer set forth in this Section 8 shall be true and correct as of each Closing, and each party shall expressly reaffirm such representations and warranties at each Closing.

          9. Operation of the Property. During the First Option Period and, if the First Option is exercised, during the period until the earlier of (i) the First Closing and (ii) a termination by the Buyer under this Agreement or the Purchase Agreement, ACFH agrees that (a) it will not make any material structural alterations to the Property, (b) it will maintain substantially the same insurance coverage as is presently in effect for the Property, (c) it will not operate the Property for any purpose other than as a hotel and entertainment, theater, dining and other incidental uses and (d) it will not sell, dispose of or otherwise remove from the Property furniture, fixtures, equipment or other personal property used in the operations of the Property having an aggregate value of more than $100,000. Notwithstanding the foregoing, ACFH may, in its discretion, at any time cease operating the Property as a hotel.

ACFH may, in the ordinary course of business, enter into, or cause to be entered into, any contract or agreement relating to the operation of the Property, including, without limitation, any lease or supply or services contract, or may amend or terminate, or cause to be amended or terminated, any existing contract or agreement, provided that (A) any contract or agreement entered into after the date of this Agreement shall be terminable on not more than thirty days notice without penalty or premium, unless a longer period (up to 90 days) is necessary and (B) no amendment which extends the term of an agreement shall extend the term to a date more than 30 days after the date of the First Closing, unless a longer period (up to 90 days) is required.

          10. Right of Inspection of the Property. Upon reasonable notice to ACFH, and provided that neither the Options nor the Purchase Agreement have been terminated, the Buyer or his authorized representatives shall have the right to enter upon and inspect the Property subject to the following conditions:

          (a) the Buyer shall not interfere with the conduct of business on the Property;

          (b) the Buyer shall make such inspections in good faith, and all inspection fees and other costs and expenses of any kind incurred by the Buyer relating to such inspections will be the sole expense of the Buyer;

          (c) the Buyer shall not conduct any Phase II environmental assessment, test or audit of the Property or any portion thereof, including, but not limited to, any inspection that involves any testing or an underground storage tank, if any, or any drilling, coring or boring on the Property (whether or not such activity is referred to as a Phase II environmental assessment, test or audit), without the prior written consent of ACFH, which consent may be refused, withheld or delayed by ACFH for any or no reason in its sole and absolute discretion, which shall be final and conclusive;

          (d) the Buyer shall have no right whatsoever to alter the condition of the Property or any portion thereof without the prior written consent of ACFH, which consent may be refused, withheld or delayed by ACFH for any or no reason in its sole and absolute discretion, which shall be final and conclusive, and without in any way constituting ACFH's consent to an alteration of the condition of the Property, ACFH and the Buyer agree that in the event of any alteration of the Property or portion thereof by the Buyer, the Buyer shall immediately restore the Property to its condition prior to the Buyer's entry thereon;

     (e) the Buyer or his authorized representative shall be accompanied at all times by a representative of ACFH; and

          (f) the Buyer agrees to indemnify and hold ACFH and its agents, contractors, lessees and representatives harmless from and against any and all liens, claims, liabilities or damages (including, but not limited to, reasonable attorneys' fees) sustained by any of them which result from or arise out of any inspections of the Property made or conducted by the Buyer or its inspectors, appraisers, engineers, employees or contractors. Such Indemnity and Hold Harmless Agreement shall survive the First Closing or any termination of this Agreement or, if entered into, the Purchase Agreement and shall not be merged therein.

          11. No Brokers. (a) Chemical and ACFH will pay any broker's fee, finder's fee, commission or similar payments which may be due to any broker, finder or other person or entity employed by Chemical or ACFH in connection with the negotiation of this Agreement or the conveyance of the Property. Chemical and ACFH agree to indemnify and hold the Buyer harmless from and against any loss, claim, damage, cost and expense, including reasonable attorneys' fees and expenses, resulting from any broker's, finder's or other person's or entity's claiming to be owed a broker's fee, commission, finder's fee or any similar payment as a result of any dealing with or for Chemical or ACFH. The terms of this paragraph shall survive the Closing or earlier termination of this Agreement or, if entered into, the Purchase Agreement.

          (b) The Buyer represents and warrants to Chemical and ACFH that it has not and at the time of the Closing will not have dealt with any person or entity to whom a broker's fee, finder's fee, commission or any similar payment may be due in connection with the negotiation of this Agreement or the conveyance of the Property. The Buyer agrees to indemnify and hold Chemical and ACFH harmless from and against any loss, claim, damage, cost and expense, including reasonable attorneys' fees and expenses, resulting from any broker's, finder's or other person's or entity's claiming to be owed a broker's fee, commission, finder's fee or any similar payment as a result of any dealings with or for the Buyer. The terms of this paragraph shall survive the Closings or earlier termination of this Agreement or, if entered into, the Purchase Agreement.

          12. Antitrust Notification. As promptly as practicable and in any event not later than August 1, 1994, the Buyer shall cause to be filed with the Federal Trade Commission ("FTC") and the Department of Justice ("DOJ") pursuant to the

Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended, and applicable rules and regulations thereunder ("HSR") the notification and report form required for the transactions contemplated by this Agreement and shall, as promptly as practicable, furnish any supplemental information which may be requested by the FTC or the DOJ pursuant to HSR. The Buyer and ACFH shall use their respective best efforts to cause the applicable HSR waiting period to be terminated at the earliest possible time. Buyer shall pay any filing or similar fees required to be paid in connection with HSR notification and report form. Anything in this agreement to the contrary notwithstanding, the expiration of the HSR waiting period and any extensions thereof shall be a condition precedent to the Closing pursuant to the exercise of the First Option. If such Closing fails to occur by the closing date due to a failure of this contingency, the date for such Closing shall be automatically extended for a period not to exceed thirty (30) days unless all of the parties to this Agreement agree to the contrary; provided, however, that if such Closing fails to occur during such 30-
          --------  -------
day extension, ACFH and Chemical shall have the right, by notice to the Buyer, to terminate this Agreement and the Purchase Agreement, and thereafter this Agreement and the Purchase Agreement shall be void without recourse by either party in law or in equity.

          13. Title to Property. (a) The Buyer shall satisfy himself as to the quality of ACFH's title to the Property prior to the Buyer's exercise of the First Option. Upon exercise of the First Option, the Buyer shall thereby waive its right to object to any aspect of ACFH's title to the Property existing at the time of such exercise. The provisions of this paragraph (a) shall not relieve ACFH of its covenant set forth in paragraph (b) below.

          (b) ACFH covenants that at the First Closing the Property will not be subject to any monetary lien (except as provided below in this paragraph (b)) or material encumbrance created, or which came into existence after June 3, 1992, except for the lien of real estate taxes and assessments not yet due and payable. Monetary liens shall not violate this covenant to the extent that such liens (i) result from labor or materials which were provided in connection with construction or other work on the Property, or (ii) in addition to liens contemplated by clause (i) above, do not exceed $2,250,000 in the aggregate; provided that all such liens must, at the expense of ACFH, be appropriately bonded, and the title policy obtained by Buyer in connection with the acquisition of the Property must either (i) omit such liens as title exceptions or (ii) provide affirmative insurance over such liens.

          14. Notices. Any notice shall be given in writing to the party for whom it is intended, either (i) by personal delivery, (ii) by registered or certified mail (return receipt requested and postage prepaid), or (iii) by a nationally recognized overnight courier providing for signed receipt of delivery, in each case at the following address, or such other address as may be designated in writing by notice given in accordance with this Section:

          (i)    if to Chemical, at

                 380 Madison Avenue, 12th Floor
                 New York, New York 10017
                 Attn:  Rick Peiser, Managing Director

                 with a copy to

                 Simpson Thacher & Bartlett
                 425 Lexington Avenue
                 New York, New York 10017
                 Attn:  Gary F. Mottola

          (ii)   if to ACFH, at

                 380 Madison Avenue, 12th Floor
                 New York, New York 10017
                 Attn:  Edward C. Collins, Vice President

                 with a copy to

                 Simpson Thacher & Bartlett
                 425 Lexington Avenue
                 New York, New York 10017
                 Attn:  Gary F. Mottola

          (iii)  If to the Buyer, at

                 The Trump Organization
                 725 Fifth Avenue
                 New York, New York 10022
                 Attn:  Donald J. Trump

                 with a copy to

                 Willkie Farr & Gallagher
                 One Citicorp Center
                 New York, New York 10022
                 Attn:  Thomas M. Cerabino, Esq.

Any notice given by any party shall be deemed to have been given only when received by the party to whom it is addressed. Notices which are required to be given to Chemical and ACFH shall not be deemed to have been given until received by both Chemical and ACFH.

          15. Assignment. (a) This Agreement shall be binding upon and insure to the benefit of the heirs, successors, administrators, executors, and assigns of the respective parties; provided, however, that, except as provided in paragraph (b) below, neither this Agreement nor, if entered into, the Purchase Agreement may be assigned by the Buyer, in whole or in part, to any other individual or entity without the express written permission of ACFH and Chemical, which permission may be withheld in the ACFH's and Chemical's sole discretion and without regard to any commercial standard. Any attempted assignment of this Agreement shall, at the ACFH's and Chemical's option, be deemed a breach of the terms of this Agreement which results in the termination of the Options and all of the Buyer's rights hereunder.

          (b) Notwithstanding the provisions of paragraph (a) above, the Buyer may (i) assign all or a portion of its interest in this Agreement or the Purchase Agreement to an entity of which the Buyer has control and owns, directly or indirectly, more than 50% of the equity interest or to a publicly-registered and traded entity that directly or indirectly owns the Trump Plaza Casino Hotel and (ii) direct Chemical to assign the Notes or any individual Note or portions thereof to one or more of the Buyer's institutional lenders or to an entity financing the properties securing such Notes or an entity controlled by Buyer, and in which Buyer has at least 50% of the equity interest, which owns such properties.

          16. Confidentiality. Buyer understands, agrees and acknowledges that the consideration being paid for the Options, and the price to be paid for the Notes and the Property if the Options are exercised, is fair and reasonable and reflects the fair value of the Options, the Notes and the Property. Buyer further understands and acknowledges that Chemical and ACFH intend that the granting of the Options, the sale of the Notes and the Property as contemplated by this Agreement, and the other matters contained in this Agreement and in the Purchase Agreement be kept as confidential as possible, and Buyer agrees that any statements, whether oral or written, made by the Buyer relating to these matters will be made in a manner consistent with the foregoing and that the content of any such statements will also be consistent with the foregoing. Chemical and ACFH understand that, to complete the transactions contemplated by this Agreement, including a publicly-registered financing to raise the proceeds to pay for the Notes and the Property, Buyer will have to disclose this Agreement to the New Jersey Casino Control Commission, the federal Securities and Exchange Commission, his institutional lenders, and to other entities and governmental agencies. Nevertheless, Buyer agrees that any such disclosure, and any statements made by Buyer relating to this transaction, will be completed in a professionally responsible manner consistent with good legal and business practice. Buyer further agrees that, while Chemical and ACFH recognize the need for disclosure considering Buyer's contemplated financing and use of the Property, Buyer will make all such disclosures, and any other statements relating to this Agreement and the transactions contemplated by this Agreement, only to the extent reasonably and in good faith deemed by the Borrower and his advisors to be necessary or desirable to complete such contemplated transactions. The provisions of this Section shall survive the Closing and the termination of this Agreement.

          17. Costs and Expenses. Each party shall bear its own legal and other professional costs and expenses in connection with the preparation, negotiation and performance of this Agreement and, if entered into, the Purchase Agreement.

          18. Miscellaneous. (a) Except for filings with the Casino Control Commission and the Securities and Exchange Commission, the Buyer shall not otherwise record or file this Agreement or the Purchase Agreement or any copy or memorandum of either with any public agency or land records, and any such recording or filing shall, at ACFH's and Chemical's option, render this Agreement and, if entered into, the Purchase Agreement null and void and shall constitute a default of the Buyer's obligations under this Agreement resulting in a termination of the Options and all of the Buyer's rights under this Agreement and the Purchase Agreement. Except as provided in the Previous Hyatt Option referred to below, the Buyer expressly acknowledges that the only rights the Buyer has to purchase the Notes, the Collateral Documents and the Property are as set forth in this Agreement and, if entered into, the Purchase Agreement and that if this Agreement and the Purchase Agreement shall be terminated, then the Buyer agrees that he has no further rights to purchase the Notes, the Collateral Documents and the Property and shall have no claims against Chemical or ACFH arising out of the Options granted by this Agreement. If, notwithstanding the foregoing agreement, the Buyer shall assert any claims against Chemical or ACFH, the Buyer will be fully liable for all costs and expenses (including, without limitation, attorneys' fees and expenses) incurred by Chemical or ACFH in defending any such claims or otherwise. Nothing contained in this Agreement shall affect the Buyer's rights under the Agreement dated June 24, 1993 between the Buyer and Chemical relating to the Buyer's option to purchase the Hyatt Note (the "Previous Hyatt Option").

          (b) The acceptance by the Buyer of the Deed (as defined in the Purchase Agreement) and the assignment of the Notes shall be deemed to constitute a full performance and discharge of every condition, covenant and obligation contained or expressed in this Agreement and in the Purchase Agreement, except such as are, by the express terms of this Agreement or the Purchase Agreement, to survive the Closing.

          (c) This Agreement constitutes the entire agreement between the parties and fully supersedes and cancels all prior agreements, arrangements or understandings, whether oral or written, between them relating to the subject matter hereof and no party shall be bound by any terms, conditions, statements, or representations, oral or written, not herein contained. No modification of this Agreement and, if entered into, the Purchase Agreement shall be valid or binding unless such modification is in writing, duly dated and signed by the party or parties against whom enforcement of such modification is sought.

          (d) In the event that any one or more of the provisions of this Agreement or, if entered into, the Purchase Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or, if entered into, the Purchase Agreement, but each shall be construed as if such invalid, illegal or unenforceable provision had never been included.

          (e) This Agreement may not be executed in counterparts.

          (f) This Agreement and, if entered into, the Purchase Agreement shall be governed, construed, interpreted and enforced in accordance with the laws of the State of New York, except to the extent that the terms and provisions relate to the conveyance of real property in which event such terms and provisions shall be governed by the laws of the State of New Jersey.

          (g) Nothing expressed or implied in this Agreement or the Purchase Agreement is intended or will be construed to confer upon or give any person or entity other than the parties hereto any rights or remedies under or by reason of this Agreement, the Purchase Agreement or any transactions contemplated by this Agreement or the Purchase Agreement.

          (h) The headings in this Agreement and in the Purchase Agreement are for purposes of reference only and shall have no meaning in construing this Agreement or the Purchase Agreement.

          (i) The Buyer shall not be entitled to any consequential, speculative, punitive damages or any similar claim in any action relating to this Agreement. If the Buyer shall have exercised either of the Options in accordance with this Agreement, then upon any failure by the Buyer to pay the purchase price as provided in this Agreement, Chemical shall have as its sole remedy under this Agreement the right to retain all sums paid under this Agreement; provided, however, that the foregoing limitation shall not modify, affect or qualify in any manner any rights and remedies Chemical may have under the Settlement Agreement or otherwise.

          The parties have duly executed this Agreement.


                                        ACFH INC.


                                        By:           /s/
                                           -------------------------
                                           Name:  Gordon Tsou
                                           Title:  President


                                        CHEMICAL BANK


                                        By:           /s/
                                           -------------------------
                                           Name:  Richard Peiser
                                           Title:  Managing Director



                                                      /s/
                                        ----------------------------
                                        DONALD J. TRUMP